MAYS & VALENTINE
                               NATIONSBANK CENTER
                             1111 EAST MAIN STREET
                                 P.O. BOX 1122
                         RICHMOND, VIRGINIA 23208-1122
                                 (804) 697-1200
                           TELEX 322063 (MAYSVAL UD)
                           TELECOPIER (804) 697-1339



                                             August 1, 1994

The Board of Directors
Fredericksburg National Bancorp, Inc.
2403 Fall Hill Avenue
Fredericksburg, Virginia 22404

                          Consent to Reference as Experts
                          -------------------------------

     We have represented you with regard to the proposed merger with Mercantile Bankshares Corporation, and we consent to the reference to our Firm under the heading "Experts" in the Registration Statement, as amended, filed with the Securities and Exchange Commission this date and to the inclusion of our form or tax opinion therein.

                                            Sincerely,

                                            MAYS & VALENTINE